                                 EXHIBIT 1.1(a)

     Amendment No. 1 to the Dealer/Manager Agreement dated October 15, 1996

                AMENDMENT NO. 1 TO THE DEALER/MANAGER AGREEMENT



             AMENDMENT NO. 1, dated as of October 15, 1996 to the Dealer Manager Agreement (the "Agreement"), dated July 16, 1996 by and between Inland Real Estate Corporation (the "Company") and Inland Securities Corporation ("Inland Securities").

             WHEREAS, the Company is desirous of selling Shares to residents of the State of Minnesota,

             WHEREAS, the State of Minnesota has advised the Company that it may not issue warrants to Soliciting Dealers registered in the State of Minnesota selling Shares to residents of the State of Minnesota, and

             WHEREAS, the Company and Inland Securities have agreed that Inland Securities will not reallow Soliciting Dealer Warrants to Soliciting Dealers registered in Minnesota selling Shares to residents of the State of Minnesota.

             NOW, THEREFORE, the parties hereto agree as follows:

             Section 1.   Reallowance of Soliciting Dealers Warrants.

             Notwithstanding the provisions of the Agreement, Inland Securities will not reallow Soliciting Dealer Warrants to Soliciting Dealers registered in the State of Minnesota selling Shares to residents of the State of Minnesota.

             Section 2.   Applicable Law.

             This Amendment No. 1 shall be construed in accordance with and governed by the substantive laws of the State of Illinois.

             Section 3.   Counterparts.

             This Amendment No. 1 may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be considered one in the same instrument.

             Section 4.   Defined Terms.

             All terms used in this Amendment No. 1 whether defined in the Agreement either directly or by reference therein, have the meanings assigned to them herein, except to the extent such terms are defined or modified in this Amendment No. 1.

             Section 5.   Prior Agreement.

             Except as modified by this Amendment No. 1, the Dealer Manager Agreement is reaffirmed in all respects, and shall remain in full force and effect.

             IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Agreement to be duly executed this ___ day of ___________________, 1996.


                    Inland Real Estate Corporation, Inc., a Maryland corporation


                                                 By:___________________________
                                                    Title:_____________________

                                                 Inland Securities Corporation

                                                 By:___________________________
                                                    Title:_____________________